UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 18, 2015

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This report amends the current report on Form 8-K of NRG Energy, Inc. (the “Company”) dated December 2, 2015 and filed with the Securities and Exchange Commission on December 8, 2015 (the “Original Filing”) to, among other things, disclose the compensation arrangements and summarize the employment agreement of Chief Executive Officer Mauricio Gutierrez. At the time of the Original Filing, such compensation arrangements and Mr. Gutierrez’s employment agreement had not been finalized.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Arrangements and Employment Agreement with Mauricio Gutierrez

As previously announced by the Company and disclosed in the Original Filing, Mauricio Gutierrez has been appointed Chief Executive Officer of the Company effective December 2, 2015. The Company stated in the Original Filing that the terms of Mr. Gutierrez’s compensation arrangements were being finalized and would be disclosed in an amendment to the Original Filing.

On December 21, 2015, the Company and Mauricio Gutierrez entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Gutierrez will serve as the Company’s President and Chief Executive Officer for the term beginning on December 3, 2015 (the “Effective Date”) and ending on the date that his employment is terminated by either party.  During Mr. Gutierrez’s term of employment, the Company will use its reasonable efforts to cause Mr. Gutierrez to be elected to the Company’s Board of Directors (the “Board”).

The Employment Agreement entitles Mr. Gutierrez to an annual base salary of $1,125,000 for the period beginning on the Effective Date and ending on December 31, 2016.  For each annual period thereafter, the Board will determine whether to increase Mr. Gutierrez’s annual base salary.  The Board may decrease Mr. Gutierrez’s base salary in the case of an across the board adjustment for senior executives, but not in excess of the same percentage as other senior executives as a group.

The Employment Agreement provides that, beginning with the 2016 fiscal year, Mr. Gutierrez is eligible to receive an annual bonus at a target amount equal to 125% of base salary (the “Annual Bonus”), based on achievement of criteria determined by the Board with input from Mr. Gutierrez.  In addition to the Annual Bonus, beginning with the 2016 fiscal year, Mr. Gutierrez is also eligible to receive an additional “maximum bonus” in an amount up to, but not exceeding, 125% of Mr. Gutierrez’s base salary, based on achievement of criteria determined by the Board with input from Mr. Gutierrez.

The Employment Agreement provides that Mr. Gutierrez is eligible to participate in the NRG Energy, Inc. Long-Term Incentive Plan (“LTIP”), on such terms as are set forth in the plan.  Mr. Gutierrez’s target LTIP for the 2016 fiscal year is 425% of base salary.

In addition to the compensation and benefits described above, the Employment Agreement provides that Mr. Gutierrez will receive the following:

•                  Reimbursement for annual tax return preparation expenses and tax advice and financial planning, up to a maximum of $12,000 per year, and reimbursement for legal fees and expenses incurred in connection with negotiating the Employment Agreement and other agreements referenced therein, up to a maximum of $30,000;

•                  Eligibility to participate in the Company’s retirement plans, health and welfare plans, and disability insurance plans under the same terms, and to the same extent, as other senior management of the Company;

•                  Term life insurance with a death benefit of $7.75 million;

•                  Reimbursement of the costs, not to exceed $10,000 per year, associated with obtaining disability insurance coverage with a monthly disability benefit of up to $30,000; and

•                  Reimbursement for the costs of litigation or other disputes incurred in asserted any claims under the Employment Agreement, unless the court finds in favor of the Company.

Mr. Gutierrez will receive severance benefits if his employment is involuntarily terminated by the Company without cause or if he terminates employment for good reason, subject to Mr. Gutierrez executing a release of claims.

If such a termination occurs prior to, or more than 24 months following, a change in control of the Company, the Company agrees to provide Mr. Gutierrez with the following severance benefits:

•                  A lump sum payment equal to two times Mr. Gutierrez’s annual base salary;

•                  50% of the Annual Bonus for the year of termination based on the Company’s actual performance, paid on the regularly scheduled Annual Bonus payment date, which amount will be pro-rated based on the number of days during the year that he was employed by the Company;

•                  Reimbursement of COBRA premiums for 18 months after the date of termination, except that such coverage will be discontinued if Mr. Gutierrez becomes eligible for medical benefits from a subsequent employer or otherwise; and

•                  Full vesting of the 2016 LTIP award, to the extent not already vested, to be paid in accordance with its terms.

If Mr. Gutierrez’s employment is terminated as described above within 24 months following a change in control of the Company, in lieu of the severance benefits set forth above, the Company agrees to provide Mr. Gutierrez with the following severance benefits:

•                  A lump sum payment equal to three times the sum of (a) Mr. Gutierrez’s annual base salary and (b) Mr. Gutierrez’s target Annual Bonus for the year of termination;

•                  Reimbursement of COBRA premiums for 18 months after the date of termination, except that such coverage will be discontinued if Mr. Gutierrez becomes eligible for medical benefits from a subsequent employer or otherwise;

•                  A lump sum payment equal to the target bonus opportunity under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company; and

•                  Full vesting of the 2016 LTIP award, to the extent not already vested, to be paid in accordance with its terms.

If Mr. Gutierrez’s employment is terminated as a result of his death or disability, the Company agrees to pay him an amount equal to 50% of the target Annual Bonus for the year of termination, which amount will be pro-rated based on the number of days during the year that Mr. Gutierrez was employed by the Company.

If an excise tax under section 4999 of Internal Revenue Code would be triggered by any payments under the Employment Agreement or otherwise upon a change in control, the Company will either (a) pay Mr. Gutierrez any amounts subject to section 4999 of the Internal Revenue Code (and Mr. Gutierrez will be responsible for the excise tax) or (b) reduce such payments so that no amounts are subject to section 4999 of the Internal Revenue Code, whichever results in a better after-tax amount for Mr. Gutierrez.

The Employment Agreement includes non-competition and non-solicitation of employees and customers restrictions on Mr. Gutierrez during the term of his employment and for one year after his termination of employment.  The Employment Agreement also includes confidentiality, indemnification obligations and intellectual property restrictions and an obligation for Mr. Gutierrez to cooperate with the Company in the event of any internal, administrative, regulatory, or judicial proceeding.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by the terms and provisions of the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Mr. Crane’s Board Resignation

On December 18, 2015, David Crane notified the Board of his decision to resign as a director of the Company effective immediately.  Mr. Crane has been a member of the Board since December 2003.  Mr. Crane’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statement and Exhibits

(c)                    Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, dated December 21, 2015, by and between NRG Energy, Inc. and Mauricio Gutierrez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

By:	/s/ David R. Hill
David R. Hill
Executive Vice President and General Counsel

Dated:  December 24, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated December 21, 2015, by and between NRG Energy, Inc. and Mauricio Gutierrez